                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

         Date of Report: (Date of earliest event reported): May 3, 2001


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE                                1-12574                              13-3532643
       (State of Incorporation)                (Commission File Number)         (IRS Employer Identification No.)
--------------------------------------------------------------------------------------------------------------------



                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENTS WERE RELEASED TO THE PRESS ON MAY 3, 2001.

        TEXAS BIOTECHNOLOGY REPORTS FIRST QUARTER 2001 FINANCIAL RESULTS

                         PROVIDES UPDATE ON KEY PROGRAMS

HOUSTON, TX, MAY 3, 2001 - Texas Biotechnology Corporation (AMEX:TXB) (the "Company") today announced financial results for the first quarter ending March 31, 2001.

FIRST QUARTER FINANCIAL RESULTS
For the quarter ending March 31, 2001, the Company's net loss was $2,510,000, or $.06 per share, basic and diluted. This compares to a net loss of $3,804,000, or $0.11 per share, basic and diluted for the same period in fiscal 2000. Total revenues were $2,269,000 for the quarter ending March 31, 2001, as compared to $1,706,000 for the quarter ending March 31, 2000. Revenues in the first quarter of 2001 included $522,000 in license fees and cost reimbursements from ICOS-Texas Biotechnology L.P. (ICOS-TBC), a total of $1,570,000 in license and research payments pursuant to the Company's agreements with Schering-Plough and LG Chemical Ltd. (LG Chem), expense reimbursements from GlaxoSmithKline (GSK), formerly SmithKline Beecham (SKB), and $177,000 in royalties on sales of Argatroban.

As expected, sales of Argatroban in the first quarter were modest as GSK continues to build formulary acceptance. Without formulary acceptance it is difficult for physicians to prescribe Argatroban outside of emergency use. Formulary acceptance is progressing as planned with current acceptance at approximately 70 institutions. The target number for formulary hospital acceptance is over 600. Additionally, regional medical education programs designed to increase awareness of HIT are underway. Currently, over 1200 medical professionals have attended a GSK sponsored medical education program and 150 plus physicians have been trained to conduct local and regional symposia to assist GSK sales people in the marketing and sales of Argatroban.

April sales were double March sales as more formularies were added. We expect to see continued increases in sales as more formularies accept Argatroban and the medical education activities continue. Texas Biotechnology believes sales of Argatroban in 2001 will be in the range of $16 to 22 million, on which the Company will receive a royalty.

David B. McWilliams, President and CEO of Texas Biotechnology, stated, "In addition to the launch of Argatroban in this first indication, efforts are in place to expand the use of the drug in key subpopulations of HIT, as well as in PCI and ischemic stroke. We remain confident that Argatroban has the potential to be a significant hospital-based drug with total annual sales in excess of $250 million."

Total operating expenses for the first quarter of 2001 were $6,493,000, compared to $5,713,000 in the first quarter of 2000. Research and development expense including the Company's share of the ICOS-TBC partnership losses totaled $4,946,000 in the quarter ending March 31, 2001 compared to $3,782,000 in the same period in fiscal 2000. General and administrative expense was $1,547,000 in the first quarter of 2001 as compared to $1,931,000 in fiscal 2000.

In January 2001, the Company received cash proceeds of approximately $20,143,000 from the exercise of publicly traded warrants to purchase 2,386,645 shares of its common stock. Cash, cash equivalents and short-term and long-term investments at March 31, 2001 were $108,780,000.

The Company's financial results will fluctuate from quarter to quarter, depending upon the timing of partnership payments, drug development expenses and product revenues. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results which may be expected for any other interim period, or for the year ended December 31, 2001.

YEAR 2001 FINANCIAL OUTLOOK
Expenses in 2001 are expected to be approximately $38 to 40 million including internal operations, the Company's share of the ICOS-TBC partnership results as well as the operations of Revotar.

Revenues are expected to be in the range of $10 to 13 million. Investment income could be in the range of $4 to 5 million.

ARGATROBAN UPDATE

HIT - Duane Clark, Texas Biotechnology's VP of Marketing & Sales, stated, "GSK is dedicating significant resources towards Argatroban that are well above industry standards in terms of supporting first year sales. I believe that they are well-positioned to capitalize on all market advantages of Argatroban."

HEMODIALYSIS AND PEDIATRIC TRIALS IN DEVELOPMENT - GSK and Texas Biotechnology also plan to initiate a small Phase II trial to confirm dosing in hemodialysis patients with HIT. A Phase IV trial in children with HIT is also scheduled for the second half of this year. Use of Argatroban in these indications is important to increasing awareness of HIT and demonstrating the value of treatment with Argatroban to additional key physician groups.

EXPANDED USE IN PERCUTANEOUS CORONARY INTERVENTION (PCI)  PROGRESSING -
The sNDA for the use of Argatroban in HIT patients undergoing PCI was filed in December 2000. An FDA decision is expected in the second half of this year.

Additionally, GSK and Texas Biotechnology plan to initiate and complete a pilot phase II dosing trial in 100 patients undergoing PCI by yearend. A Phase II double-blind placebo-controlled trial is expected to initiate in the first half of 2002. There are over 800,000 PCI procedures in the U.S. and the market is growing at a rate of 9% per year. The objective of the PCI clinical development plan is to establish Argatroban as a superior alternative to heparin in a major cardiovascular setting.

ARGIS-I ISCHEMIC STROKE TRIAL ON TRACK - Enrollment has begun for this 180 patient Phase II trial in ischemic stroke and will evaluate the safety and efficacy of Argatroban as a treatment within 12 hours of a patient's onset of symptoms. Completion of this first Phase II trial is expected during the second half of 2002. Of the 600,000 ischemic stroke patients per year, less than 10% arrive at the hospital in time to receive tPA, the only approved drug for this indication. tPA is only approved for use in stroke patients who arrive within three hours of onset.

ENDOTHELIN ANTAGONIST UPDATE

PHASE IIB/III SITAXSENTAN TO INITIATE - The Phase IIb/III double-blind, placebo-controlled trial to determine the safety and efficacy of sitaxsentan as an oral treatment for patients with mild to severe pulmonary hypertension will initiate this quarter. Patient enrollment is expected to complete by year-end. This 180 patient trial has the potential to serve as a registration trial for the filing of the New Drug Application (NDA).

TBC3711 PROGRESSING THROUGH PHASE I - The single dose Phase I trial has been completed and a second, multi-dose, Phase I trial is currently underway. Results of the first Phase I trial were encouraging suggesting very predictable pharmacokinetics and the potential for once a day oral dosing. A phase II trial in either essential hypertension or CHF is expected to initiate in the first quarter of 2002.

INFLAMMATION PROGRAM UPDATE

TBC1269 TO ENTER PHASE I - A phase I trial using the inhaled formulation is scheduled to begin this quarter and complete by yearend. This trial is the first step in developing TBC1269 as a treatment for pediatric asthma and is being funded and managed by Revotar Biopharmaceuticals, Texas Biotechnology's subsidiary in Germany.

VLA-4 CLINICAL CANDIDATE - Texas Biotechnology and partner, Schering-Plough, are on track to select a clinical candidate in the second half of this year.

Management from Texas Biotechnology will host a conference call today at 3:00 pm EST. To participate in the call, dial (800) 230-1093 and ask for the Texas Biotechnology conference call. The international dial-in number is (612) 332-0634. A replay of the conference call will also be available beginning at 6:30 PM EST on Thursday, May 3, 2001 and will end on Monday, May 7, 2001 at 11:59 PM EST. To access the replay dial (800) 475-6701 in the United States and
(320) 365-3844 for International access. The access code for the replay is 583891. In addition, the conference call will be available live on the Company's web site (www.tbc.com). A replay of the conference call will also be available on the Company's web site.

Texas Biotechnology is a biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs to treat a variety of vascular diseases including thrombosis, pulmonary hypertension, heart failure and asthma.

 THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
  SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING
    STATEMENTS ARE SUBJECT TO CERTAIN RISKS, TRENDS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. AMONG THOSE RISKS, TRENDS AND UNCERTAINTIES ARE TIMING AND COST OF OUR CLINICAL
  TRIALS, ATTAINMENT OF RESEARCH AND CLINICAL GOALS AND MILESTONES OF PRODUCT CANDIDATES, ATTAINMENT OF REQUIRED GOVERNMENTAL APPROVAL, SALES LEVELS OF OUR PRODUCTS AND AVAILABILITY OF FINANCING AND REVENUES SUFFICIENT TO FUND
    DEVELOPMENT OF PRODUCT CANDIDATES AND OPERATIONS. IN PARTICULAR, CAREFUL CONSIDERATION SHOULD BE GIVEN TO CAUTIONARY STATEMENTS MADE IN THE VARIOUS
REPORTS TEXAS BIOTECHNOLOGY HAS FILED WITH THE SECURITIES AND EXCHANGE
      COMMISSION. THE COMPANY UNDERTAKES NO DUTY TO UPDATE OR REVISE THESE
                          FORWARD-LOOKING STATEMENTS.

                         TEXAS BIOTECHNOLOGY CORPORATION

                             SELECTED FINANCIAL DATA
                AMOUNTS IN THOUSANDS (EXCEPT NET LOSS PER SHARE)
                                    UNAUDITED

                       CONSOLIDATED SUMMARY OF OPERATIONS

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                  ----------------------------------
                                                                       2001               2000
                                                                  ---------------    ---------------
                Revenues....................................      $    2,269         $    1,706

                Operating expenses:.........................
                    Research and development................           3,417              3,782
                    General and administrative..............           1,547              1,931
                    Equity in loss of affiliate.............           1,529                  -
                                                                  ---------------    ---------------
                Total expenses..............................           6,493              5,713
                                                                  ---------------    ---------------
                Operating loss..............................          (4,224)            (4,007)

                Investment income, net......................           1,652                203
                Minority interest in Revotar................              62                 --
                                                                  ---------------    ---------------

                Net loss applicable to common shares........      $   (2,510)        $   (3,804)
                                                                  ===============    ===============
                    (per share).............................      $    (0.06)        $    (0.11)

                Weighted average common shares                        43,666             34,612
                    outstanding basic and diluted...........

                           CONSOLIDATED BALANCE SHEETS

                                                                    MARCH 31,          DEC. 31,
                                                                       2001              2000
                                                                  ---------------    --------------
                Cash and cash equivalents, investments
                    and accrued interest....................      $  108,780         $   92,533

                Total assets................................         117,482             98,968

                Total liabilities...........................           7,439              6,968

                Deferred income and credits.................           5,751              6,011

                Minority interest in affiliate..............           1,900              1,962

                Stockholders' equity........................      $  102,392         $   84,027


Note: In October 2000, effective January 1, 2000, the Company implemented Staff Accounting Bulletin No. 101, "Revenue Recognition" ("SAB101") as promulgated by the Securities and Exchange Commission. Prior to the implementation of SAB101, the Company recognized license fees and milestone payments as revenues upon receipt. As a result of this change in accounting principle, the recognition of license fee and milestone payments into revenues is deferred, and amortized over the estimated development period of the appropriate compound. The effect of the implementation of SAB101 on the quarter ended March 31, 2000 was to increase revenues and reduce the net loss reported by $1,183,000, which is the result of the deferred recognition of license fee revenues received and previously included in revenues in 1997. For an expanded discussion of SAB101, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

             TEXAS BIOTECHNOLOGY ANNOUNCES STOCK REPURCHASE PROGRAM


HOUSTON, TX, MAY 3, 2001 - Texas Biotechnology Corporation (AMEX:TXB) (the "Company") today announced that its Board of Directors has authorized a stock repurchase program to buy up to 3 million shares, or approximately 7 percent, of the company's outstanding common stock over an 18 month period.

"We believe the current price of our common stock represents an attractive investment as the current price does not reflect the strength of our product pipeline and commercial opportunities. This repurchase program, together with the execution of our business plan, enhances Texas Biotechnology's commitment to building shareholder value," stated David McWilliams, Texas Biotechnology President and Chief Executive Officer.

Shares will be purchased from time to time in compliance with Securities and Exchange Commission Rule 10b-18.

Texas Biotechnology is a biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs to treat a variety of vascular diseases including thrombosis, pulmonary hypertension, heart failure and asthma.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    May 3, 2001             TEXAS BIOTECHNOLOGY CORPORATION


                                       /S/ STEPHEN L. MUELLER
                                     -------------------------------------------
                                     Stephen L. Mueller
                                     Vice President, Finance and Administration,
                                     Secretary and Treasurer